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                                                                    EXHIBIT 3.55

                            CERTIFICATE OF FORMATION
                                       OF
                                 AMERIPATH, LLC

     This Certificate of Formation of AmeriPath, LLC (the "Company") is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code Section 18-101 ET SEQ.).

                                   ARTICLE ONE

     The name of the Company is AmeriPath, LLC.

                                   ARTICLE TWO

     The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and the name and address of the Company's registered agent for service of process in the State of Delaware is Corporation Service Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805.

                                  ARTICLE THREE

     This Certificate of Formation shall be effective 2.00 p.m. (Wilmington, Delaware time) on August 30, 2000

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/28/2000
                                                          001434234 - 3280438

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation on August 25, 2000.

                                           AUTHORIZED PERSON

                                           /s/ Robert P. Wynn
                                           ---------------------------
                                           Name: Robert P. Wynn

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